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                                                                   EXHIBIT 10.25

               ADDENDUM TO NOTE FOR BUSINESS AND COMMERCIAL LOANS
                                   LIBOR RATE

Addendum to Note for Business and Commercial Loans dated March 26, 2003, in the principal amount of $1,400,000.00.

As used herein, "LIBOR Reserve Requirements" means the maximum reserves (whether basic. supplemental. marginal, emergency, or otherwise) prescribed by the Board of Governors of the Federal Reserve System (or any successor) with respect to liabilities or assets consisting of or including "Eurocurrency liabilities" (as defined in Regulation D of the Board of Governors of the Federal Reserve System). If there is any change in LIBOR Reserve Requirements, then Borrower shall, from time to time upon demand by Holder, pay to Holder such additional amounts as Holder may deem necessary to compensate Holder for any increased costs resulting from such change. Borrower agrees that Holder's determination of such additional amounts and increased costs will be made in Holder's sole discretion and shall be conclusive, if, because of the introduction of or any change in, or because of any judicial, administrative, or other governmental

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interpretation of any applicable law or regulation, there shall be any increase in the cost to Holder of making, funding, maintaining, or allocating capital to any amount outstanding under the Loan bearing interest at a rate based on the LIBOR Rate, then Borrower shall, from time to time upon demand by Holder, pay to Holder additional amounts sufficient to compensate Holder for such increased costs.

If, because of the introduction of or any change in, or because of any judicial, administrative, or other governmental interpretation of, any applicable law or regulation, it becomes unlawful for Holder to make, fund, or maintain any advance or balance at a rate based on the LIBOR Rate, then Holder's obligation to make, fund, or maintain any such advance or balance shall terminate and any such affected outstanding advance or balance shall bear interest at a rate equal to the prime rate of the Bank in effect from time to time as designated by the Bank (the `Prime Rate") plus 0%, with changes in such interest rate to take effect as the Prime Rate changes. The Prime Rate is merely a reference rate and is not necessarily the best or lowest rate offered by the Bank.

Signed for identification:

ATTEST:                                     SURGICAL LASER TECHNOLOGIES. INC.

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By: /s/ Davis Woodward   (SEAL)             By:  /s/ Jeffrey F. O'Donnell (SEAL)
    ------------------                           ------------------------
    Davis Woodward                               Jeffrey F. O'Donnell

Its:  Corporate Counsel                     Its: President and CEO


By: /s/ Davis Woodward   (SEAL)             By:  /s/ Dennis McGrath       (SEAL)
    ------------------                           ------------------
    Davis Woodward                               Dennis McGrath

Its:  Corporate Counsel                     Its: VP of Finance and CFO

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